SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

February 25, 2004

Date of report (Date of earliest event reported)

MOORE WALLACE INCORPORATED

(Exact name of registrant as specified in charter)

Canada	1-8014	98-0154502
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6100 Vipond Drive, Mississauaga, Ontario, Canada	L5T 2X1
(Address of principal executive of offices)	(Zip code)

Registrant’s telephone number including area code: (905) 362-3100

N/A

(Former Name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure

On February 25, 2004, Moore Wallace Incorporated issued the following press release:

COURT APPROVES COMBINATION OF

RR DONNELLEY AND MOORE WALLACE

CHICAGO, TORONTO AND NEW YORK - February 25, 2004 - RR Donnelley (NYSE:DNY) and Moore Wallace Incorporated (NYSE: MWI) (TSX: MWI) announced today that the Ontario Superior Court of Justice has approved the Plan of Arrangement under which the two companies will be combined. In connection with the approval, the Court determined that the arrangement is fair and reasonable to Moore Wallace securityholders.

The receipt of the final order follows the approval on February 23rd by Moore Wallace securityholders of the plan of arrangement and RR Donnelley stockholders of the issuance of shares of common stock of RR Donnelley as contemplated by the arrangement. The combination will create the world’s premier full-service global printer. More than 99% of the votes cast by Moore Wallace securityholders and more than 96% of the votes cast by RR Donnelley stockholders supported the proposals.

The arrangement will become effective upon the issuance of a certificate of arrangement issued by the Director under the Canada Business Corporations Act. The companies expect that the certificate of arrangement will be issued and that the transaction will close on February 27, 2004, subject to satisfaction of closing conditions.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOORE WALLACE INCORPORATED

By:	/s/ James R. Sulat
Name:	James R. Sulat
Title:	Senior Executive Vice President

DATE: February 25, 2004